NOTICE OF OFFER TO PURCHASE

TEREX CORPORATION

Offer to Purchase for Cash Outstanding
10-7/8% Senior Notes due 2016

(CUSIP No. 880779AW3)

NOTICE IS HEREBY GIVEN that, pursuant to Section 1016 of the Indenture, dated as of July 20, 2007, between Terex Corporation (the “Company,” “Terex,” “we” or “us”) and HSBC Bank USA, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 3, 2009, between the Company and the Trustee, (as supplemented, and as the same may be amended or further supplemented from time to time, the “Indenture”), pursuant to which the Company has issued its 10-7/8% Senior Notes due 2016 (the “Notes”), each holder of the Notes (each, a “Holder”) may elect to have its Notes purchased by the Company either in whole or in part (subject to prorating as described in the Indenture in the event that this offer to purchase is oversubscribed) in integral multiples of $1,000 of principal amount on the second Business Day following the Expiration Time (as defined below) (the “Purchase Date”) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest thereon through, but not including, the Purchase Date (the “Purchase Price”).  Subject to the terms and conditions set forth in this notice of offer to purchase Notes (as the same may be amended or supplemented, the “Purchase Offer”), including, if the Purchase Offer is extended or amended, the terms and conditions of any such extension or amendment, the Company is offering to purchase $300,000,000 principal amount of the Notes (the “Offer Amount”).  Capitalized terms that are used herein but not defined herein shall have the meanings given to such terms in the Indenture.  The Trustee is acting as depositary in connection with this Purchase Offer.

This Purchase Offer will expire at 3:00 p.m. New York City time on November 3, 2010, unless extended or earlier terminated by the Company in its sole discretion (such time and date, as the same may be extended or earlier terminated, the “Expiration Time”). Holders must validly surrender their Notes prior to the Expiration Time in order to receive the Purchase Price. Notes surrendered pursuant to the Purchase Offer may be withdrawn at any time prior to the Expiration Time.

The Purchase Offer is being made to comply with the Company’s covenants contained in Section 1016 of the Indenture as a result of the disposition of the Company’s mining equipment business to Bucyrus International, Inc. (“Bucyrus”) that closed on February 19, 2010 (the “Mining Disposition”).  As the Company has previously disclosed, it received approximately $1 billion in gross cash proceeds and 5,809,731 shares of Bucyrus common stock from the Mining Disposition.

Notes that are not surrendered and purchased pursuant to this Purchase Offer will continue to be outstanding under the Indenture and will continue to bear interest as provided in, and otherwise be subject to the terms of, the Indenture.  The Purchase Offer will not alter the Company’s obligation to pay the principal of or interest on such Notes or alter the stated interest

The date of this Notice is October 5, 2010

rate, maturity date or redemption provisions of the Notes in respect of Notes not delivered or accepted, or which are delivered and subsequently withdrawn, for payment pursuant to the Purchase Offer.

The Company expressly reserves the right, in its sole discretion, subject to requirements of applicable law and the Indenture, (i) to terminate or withdraw the Purchase Offer, (ii) to extend the Expiration Time, and (iii) to amend the terms of the Purchase Offer, subject to any obligation under applicable law to extend the period of time the Purchase Offer remains open in the event of any such amendment.

None of the Company, the Trustee or the Depositary (as defined below) makes any recommendation as to whether or not Holders should surrender Notes for purchase pursuant to this Purchase Offer.  Each Holder must make its own decision as to whether to surrender its Notes.

IMPORTANT INFORMATION

If the Notes are accepted for payment pursuant to the Purchase Offer, Holders who validly surrender their Notes for purchase by the Company pursuant to the Purchase Offer prior to the Expiration Time, and do not validly withdraw them, as described below under “Withdrawal of Election,” will receive the Purchase Price with respect to such surrendered Notes.  Payment for Notes validly surrendered and accepted for payment will be made by the Company’s deposit of immediately available funds with HSBC Bank USA, National Association (the “Depositary”).

The Depository Trust Company (“DTC”) has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to surrender their Notes as if they were Holders.  To effect a delivery pursuant to the Purchase Offer, DTC participants should transmit their acceptance to DTC through the DTC Automated Tender Offer Program (“ATOP”) and follow the procedures for book-entry transfer set forth therein.  A beneficial owner of Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such DTC participant to deliver the Notes on the beneficial owner’s behalf.

Holders shall be entitled to withdraw their election to surrender their Notes for purchase by the Company if the Depositary receives, not later than the Expiration Time, a telegram, telex, facsimile transmission or letter meeting the requirements set forth in “Withdrawal of Election” below.  The Company will accept all Notes properly surrendered up to the Offer Amount.  If, at the Expiration Time, the aggregate principal amount of Notes plus accrued and unpaid interest thereon surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis as described in the Indenture.  Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered for purchase pursuant to the Purchase Offer.

If the registered owner of any Notes surrendered for purchase by the Company requests that payment be made to another person, such Notes must be properly endorsed or accompanied by duly executed instruments of transfer endorsed by the registered owner, with signature guaranteed.

Each Holder should carefully review the section below entitled “Certain U.S. Federal Income Tax Considerations” to determine whether such Holder is required to furnish a properly executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 to avoid tax withholding.

Questions and requests for assistance relating to the Purchase Offer may be directed to the Depositary at the address and telephone number set forth below.  A beneficial owner of Notes may also contact such beneficial owner’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Purchase Offer.

This Purchase Offer does not constitute a solicitation to purchase Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable federal securities or state “blue sky” laws.  The delivery of this Purchase Offer shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company or any of its affiliates since the date hereof.

No person has been authorized to give any information or to make any representation not contained in this Purchase Offer, or incorporated by reference into this Purchase Offer, and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, the Depositary or the Trustee.

This Purchase Offer has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the fairness or merits of such transaction.  Any representation to the contrary is unlawful.

AVAILABLE INFORMATION AND DOCUMENTS
INCORPORATED BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The following documents filed by the Company with the SEC are incorporated into this Purchase Offer by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010; and
•	Current Reports on Form 8-K dated June 7, 2010, July 6, 2010, July 13, 2010, July 21, 2010 and July 22, 2010.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the Expiration Time shall be deemed to be incorporated by reference into this Purchase Offer and to be a part hereof.  Any statement contained in this Purchase Offer or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Purchase Offer to the extent that a statement contained herein or in any other subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes any such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Purchase Offer.

The above referenced filings may be found on the Company’s website at www.terex.com, on which the Company makes available, under “About Terex” - “Investor Relations” - “SEC Filings,” free of charge, Terex’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after they are electronically filed or furnished with the SEC.

In addition, Holders may request a copy of the above referenced filings, at no cost, by writing or telephoning the Company at: Terex Corporation, Investor Relations, 200 Nyala Farm Road, Westport, Connecticut, 06880, or via telephone at (203) 222-7170.

The filings described above may also be inspected and copied at the public reference facilities of the SEC located on the date of this Purchase Offer at 100 F Street, N.E., Washington, D.C.  Copies of such material may be obtained by mail, upon payment of the SEC’s prescribed rates, by writing to the Public Reference Section of the SEC located on the date of this Purchase Offer at 100 F Street, N.E., Washington, D.C. 20549, and also may be obtained without charge from the Commission’s website at http://www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Purchase Offer, the reports incorporated by reference herein and statements made from time to time by the Company and its representatives contain forward-looking statements regarding future events or our future financial performance that involve certain contingencies and uncertainties. Generally, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements.  Such risks and uncertainties, many of which are beyond our control, include, among others:

•	our business is cyclical and weak general economic conditions affect the sales of our products and financial results;
•	the impact of the Mining Disposition, including our use of the proceeds from the transaction;
•	our ability to successfully integrate acquired businesses;
•	our ability to access the capital markets to raise funds and provide liquidity;
•	our business is sensitive to government spending;
•	our business is very competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors;
•	the effects of operating losses;
•	a material disruption to one of our significant facilities;
•	our retention of key management personnel;
•	the financial condition of suppliers and customers, and their continued access to capital;
•	our ability to obtain parts and components from suppliers on a timely basis at competitive prices;
•	our ability to timely manufacture and deliver products to customers;
•	the need to comply with restrictive covenants contained in our debt agreements;
•	our business is global and subject to changes in exchange rates between currencies, as well as international politics, particularly in developing markets;
•	the effects of changes in laws and regulations, including tax laws;
•	possible work stoppages and other labor matters;
•	compliance with applicable environmental laws and regulations;
•	litigation, product liability claims, class action lawsuits and other liabilities;
•	our ability to comply with an injunction and related obligations resulting from the settlement of an investigation by the SEC;
•	our implementation of a global enterprise system and its performance;
•	our expectations regarding this Purchase Offer; and
•	other factors.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained in this Purchase Offer speak only as of the date of this Purchase Offer and the forward-looking statements contained in documents incorporated herein by reference speak only as of the date of the respective documents. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this Purchase Offer to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

As a result of the final court decree in August 2009 that formalized the settlement of an investigation of Terex by the SEC, for a period of three years, or such earlier time as we are able to obtain a waiver from the SEC, we cannot rely on the safe harbor provisions regarding forward-looking statements provided by the regulations issued under the Exchange Act.

THE COMPANY

Terex is a diversified global equipment manufacturer of a variety of machinery products.  The Company is focused on delivering reliable, customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, shipping, transportation, power and energy industries.  Terex operates in four reportable segments: (i) Aerial Work Platforms; (ii) Construction; (iii) Cranes; and (iv) Materials Processing.

Disposition of Mining Business

On December 20, 2009, the Company announced that it would sell its mining business to Bucyrus.  On February 19, 2010, the Company completed the Mining Disposition and received from Bucyrus approximately $1 billion in gross cash proceeds and 5,809,731 shares of Bucyrus common stock. The Company may not sell or otherwise dispose of the shares of Bucyrus common stock until February 18, 2011.

Pursuant to the terms of the Indenture, an amount equal to 100% of the Net Available Cash from the Mining Disposition must be applied by the Company (A) first, (x) to the extent the Company elects (or is required by the terms of any Senior Indebtedness) to prepay, repay or purchase Senior Indebtedness of the Company within 365 days of the Mining Disposition, (y) at the Company’s election, to the investment by the Company or a Restricted Subsidiary in assets to replace the assets that were the subject of the Mining Disposition or assets that (as determined in good faith by the Company) are directly related to the business of the Company and the Restricted Subsidiaries existing on June 3, 2009, in each case within 365 days from the date of the Mining Disposition, or (z) a combination of the foregoing purposes within such 365-day period; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make a pro rata offer to purchase Notes at par (and, to the extent required by the instrument governing such Indebtedness, any other Senior Indebtedness designated by the Company, at a price no greater than par) plus accrued and unpaid interest, and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), for general corporate purposes otherwise permitted under the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clauses (A) and (B), the Company or such Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Contemporaneously with this Purchase Offer, the Company is making an offer to purchase its 7-3/8% Senior Subordinated Notes due 2014 (the “7-3/8% Notes”) in accordance with the terms of the Indenture, dated as of November 25, 2003, among the Company, the Subsidiary Guarantors party thereto, and the Trustee (successor by merger to HSBC Bank USA), as supplemented by the First Supplemental Indenture, dated as of June 25, 2008, between the Company and the Trustee, under which the Company issued the 7-3/8% Notes, (as supplemented, and as the same may be amended or further supplemented from time to time, the “Senior Subordinated Indenture”).

To the extent Net Available Cash from the Mining Disposition remains after the application thereof described in the preceding paragraph, such Net Available Cash shall be available to purchase 7-3/8% Notes delivered for purchase by the holders thereof in such offer. In the event that all of the 7-3/8% Notes are purchased by the Company in such offer such that all of such 7-3/8% Notes have been satisfied and repaid, discharged or defeased, pursuant to Section 1020 of the Indenture, the Company will cause each Restricted Subsidiary of the Company (other than a Receivables Subsidiary, Equipment Subsidiary or an Inactive Subsidiary) organized or existing under the laws of the United States, any state thereof or the District of Columbia to execute and deliver an indenture supplemental to the Indenture and thereby give a Subsidiary Guarantee and become a Subsidiary Guarantor.

CERTAIN SIGNIFICANT CONSEQUENCES

In deciding whether to participate in the Purchase Offer, each Holder should consider carefully, in addition to the other information contained or incorporated by reference in this Purchase Offer, the consequences described below.

Limited Trading Market

To the extent that Notes are traded, prices for the Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders.  In addition, quotations for securities that are not heavily traded, such as the Notes, may differ from actual trading prices and should be viewed as approximations.  Holders of Notes are urged to contact their brokers to obtain the best available information as to current market prices.  To the extent that Notes are purchased in the Purchase Offer, the trading market for the remaining Notes would become even more limited.  A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt security with a greater float.  Therefore, the market price for Notes not purchased may be affected adversely to the extent that the principal amount of Notes surrendered pursuant to the Purchase Offer reduces the float.  The reduced float may also tend to make the trading price more volatile.  There can be no assurance that any trading market will exist for the Notes following consummation of the Purchase Offer.  The extent of the public market for the Notes following consummation of the Purchase Offer will depend upon, among other things, the remaining outstanding principal amount of Notes, the number of Holders and the interest in maintaining a market in the Notes on the part of securities firms.  The Company does not intend to create or sustain a market for any Notes that remain outstanding following consummation of the Purchase Offer.

Subsequent Purchase of the Notes

Although the Company currently does not intend to purchase or otherwise provide any similar opportunity for Holders of Notes to gain liquidity with respect to Notes not surrendered in the Purchase Offer, the Company reserves the absolute right, in its sole discretion subject to the restrictions and conditions set forth in the Company’s existing indentures and the Credit Facility, from time to time to purchase any Notes that remain outstanding after the Expiration Time through open-market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as it may determine (or as may be provided for in the Indenture), which may be more or less than the price to be paid pursuant to the Purchase Offer and could be for cash or other consideration.  However, there can be no assurance that the Holders of Notes will have any further opportunity to gain liquidity with respect to Notes not surrendered in this Purchase Offer, except as otherwise expressly required under the Indenture.

PRINCIPAL TERMS OF THE PURCHASE OFFER

This section summarizes the terms of the Purchase Offer.  While the Company believes that this description covers the material terms of the Purchase Offer, this summary may not contain all the information that is important to the Holders of the Notes.  You should read carefully this entire document and the other documents the Company refers to or incorporates by reference into the Purchase Offer for a more complete understanding of the Purchase Offer.

General

Holders who validly deliver their Notes and accept the Purchase Offer pursuant to the procedures set forth herein not later than the Expiration Time shall be deemed to have elected to participate in the Purchase Offer.  The Company will pay (through the Depositary) the Purchase Price to each Holder who surrenders Notes or portions thereof for purchase not later than the Expiration Time, provided such Holder does not withdraw such election to surrender Notes prior to the Expiration Time.  Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered for purchase pursuant to the Purchase Offer.

Holders may accept the Purchase Offer with respect to some or all of their Notes.  Holders may surrender their Notes in the Purchase Offer, and the Company will accept Notes so surrendered for purchase, only in principal amounts equal to $1,000 and integral multiples thereof.

This Purchase Offer is being sent to all Holders of the Notes.  If any Notes delivered or surrendered for purchase by the Company pursuant to the Purchase Offer are not accepted due to invalid surrender, the occurrence of other events, or otherwise, such Notes will be credited to the account maintained at DTC from which such Notes were delivered, as promptly as practicable after the Expiration Time.

Unless the Company defaults in the payment of the Purchase Price, the Holders surrendering their Notes pursuant to the Purchase Offer will cease to be entitled to interest on or after the Purchase Date on the Notes so surrendered and accepted by the Company.

Holders wishing to surrender their Notes for purchase by the Company must adhere to the procedures described in “Procedures for Accepting Purchase Offer” below.  Holders may withdraw the surrender of their Notes at any time prior to the Expiration Time.  See “Withdrawal of Election” below.

For a discussion of certain material U.S. federal income tax consequences of the receipt of the Purchase Price and certain situations in which tax withholding from the Purchase Price may be required, see “Certain U.S. Federal Income Tax Considerations” below.

Expiration Time; Extensions; Termination; Amendments; Assignments

The Expiration Time is 3:00 p.m., New York City time, on November 3, 2010, unless the Company extends the Purchase Offer, in which case the Expiration Time will be such date and time to which the Expiration Time is extended.

The Company reserves the absolute right, in its sole discretion to delay accepting delivered Notes, extend the Purchase Offer, terminate or withdraw the Purchase Offer, amend the terms of the Purchase Offer in any manner (subject to the requirements of applicable law and the terms of the Indenture), or transfer or assign, in whole or in part at any time, to one or more of its affiliates, the right to purchase Notes delivered pursuant to the Purchase Offer (but any such transfer or assignment will not relieve the Company of its obligations under the Purchase Offer or prejudice the rights of surrendering Holders to receive payment for Notes validly delivered and accepted for payment pursuant to the Purchase Offer).

If the Company delays, extends, terminates, withdraws, amends or assigns the Purchase Offer, it will give notice to the Depositary and issue a press release or other public announcement thereof and, in the case of any material amendment in the terms of the Purchase Offer, will disseminate additional offer documents and will extend the Purchase Offer to the extent required by law.

During any extension of the Purchase Offer, all Notes previously delivered will remain subject to the terms and conditions of the Purchase Offer.

Payment for Notes

Upon the terms and subject to the conditions of the Purchase Offer, on the Purchase Date, the Company will purchase and pay for all Notes validly delivered pursuant to the Purchase Offer and not properly withdrawn, or if withdrawn, validly re-delivered, such payment to be made by the deposit of the aggregate Purchase Price in immediately available funds by the Company with the Depositary, which will act as agent for Holders for the purpose of receiving the Purchase Price from the Company and transmitting the Purchase Price to Holders who elect to participate in the Purchase Offer.  Under no circumstances will interest on the Purchase Price be paid by the Company by reason of any delay in making payment by the Depositary.

The Company expressly reserves the right, in its sole discretion, to delay acceptance for payment of Notes delivered or to delay the payment for Notes accepted (subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the Notes deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer), or to terminate the Purchase Offer and not accept for payment any Notes, if any of the conditions set forth below in “Conditions to the Purchase Offer” shall fail to be deemed satisfied or waived or in order to comply with any applicable law.  In such case, the Depositary may, on the Company’s behalf, retain delivered Notes, without prejudice to the Company’s rights.  In all cases, payment by the Depositary to Holders of surrendered Notes of the Purchase Price for Notes purchased pursuant to the Purchase Offer will be made only after the timely confirmation of a book-entry transfer of such Notes in the Depositary’s account at DTC pursuant to the procedures set forth below in “Procedures for Accepting Purchase Offer.”

No payment of the Purchase Price shall be made to a Holder that delivers its Notes for purchase pursuant to this Purchase Offer and subsequently withdraws such delivery pursuant to the procedures set forth under “Withdrawal of Election.”  If the Purchase Offer is terminated or withdrawn by the Company without any Notes being purchased thereunder, the Purchase Price will not be paid or become payable in respect of any Notes.

Fees and Expenses

The Company will not make any payments to brokers, dealers, or others soliciting acceptances of the Purchase Offer.  The principal solicitation is being made by mail or through instructions from DTC.  However, additional solicitations may be made in person or by telephone by the Company’s officers and employees.

PROCEDURES FOR ACCEPTING PURCHASE OFFER

General

Any beneficial owner whose Notes are held in book-entry form through a broker, dealer, commercial bank, trust company or other nominee and who wishes to deliver Notes pursuant to this Purchase Offer should contact such broker, bank, dealer or other nominee promptly and instruct such nominee to submit instructions on such beneficial owner’s behalf.  Please check with your nominee to determine the procedures for such firm.  Attached hereto as Exhibit A is a form of Option of Holder to Elect Purchase that may be provided by a DTC participant to their beneficial owners in order to evidence such beneficial owner’s election to participate in the Purchase Offer.

If a Holder’s election to participate in the Purchase Offer relates to fewer than all the Notes held by the Holder so electing, such Holder must indicate the aggregate dollar amount (in integral multiples of $1,000) of such Notes the Holder wishes to deliver for purchase by the Company.  Otherwise, the election to participate in the Purchase Offer will be deemed to relate to all such Notes.

Except as otherwise provided herein, delivery of the Notes for purchase pursuant to the Purchase Offer will be deemed made only when the Agent’s Message (as defined below) is actually received by the Depositary.  In all cases, sufficient time should be allowed to assure timely delivery.  No documents should be sent to the Company, the Trustee or the Depositary.

The delivery by a Holder of its Notes pursuant to the procedures set forth herein will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein.

Delivery of Notes Held Through DTC

All of the Notes were issued in book-entry form, and all of the Notes are currently represented by global certificates registered in the name of Cede & Co., as nominee of DTC.  To effectively deliver Notes that are held through DTC, DTC participants should electronically transmit their acceptance through ATOP (and also thereby deliver Notes) for which the transaction will be eligible.  Upon receipt of such Holder’s acceptance through ATOP, DTC will edit and verify the acceptance and send an Agent’s Message to the Depositary for its acceptance.  Delivery of Notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth below.

The method of delivery through DTC and any acceptance of Agent’s Messages transmitted through ATOP is at the election and risk of the Holder delivering Notes and delivery will be deemed made only when actually received by the Depositary.

Except as provided below, unless the Notes being delivered to the Depositary on or prior to the Expiration Time are accompanied by a properly transmitted Agent’s Message, the Company may, at its option, treat such delivery as defective for purposes of the right to receive the Purchase Price.  Payment for the Notes will be made only against delivered Notes and delivery of any other required documents.

Book-Entry Delivery Procedures

The Depositary will establish accounts with respect to the Notes at DTC for purposes of the Purchase Offer within two Business Days after the date of this Purchase Offer, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Depositary’s account in accordance with DTC’s procedures for such transfer.  Delivery of Notes may only be effected through a book-entry transfer into the Depositary’s account at DTC and an Agent’s Message in connection with a book-entry transfer and any delivery of Notes must be transmitted to and received by the Depositary prior to the Expiration Time.  The confirmation of a book-entry transfer into the Depositary’s account at DTC, as described above, is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC delivering Notes for purchase pursuant to the Purchase Offer, that such participant has received this Purchase Offer and agrees to be bound by the terms of this Purchase Offer and the Company may enforce such agreement against such participant.

No Guaranteed Delivery

There are no guaranteed delivery provisions provided for by the Company in conjunction with the Purchase Offer under the terms of any materials relating to the Purchase Offer.  Holders must deliver their Notes in accordance with the procedures set forth above.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivered Notes pursuant to any of the procedures described above shall be determined by the Company, in its sole discretion (which determination shall be final and binding).  The Company reserves the absolute right to reject any or all deliveries of any Notes determined by it not to be delivered in proper form or the acceptance of which would, in the Company’s opinion, be unlawful.  The Company also reserves the absolute right, in its sole discretion, to waive any defect or irregularity as to any delivery of any Notes of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders.  The Company’s interpretation of the terms and conditions of the Purchase Offer shall be final and binding.  Any defect or irregularity in connection with deliveries of Notes must be cured within such time as the Company determines, unless waived by the Company.  Deliveries of Notes for purchase pursuant to the Purchase Offer shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured.  None of the Company, the Depositary, the Trustee, or any other person shall be under any duty to give notification to any Holder of any defects or irregularities in deliveries of Notes or shall incur any liability for failure to give any such notification.

WITHDRAWAL OF ELECTION

Notes delivered for purchase pursuant to the Purchase Offer may be withdrawn by a Holder if the Depositary receives, prior to the Expiration Time, notice of such withdrawal, and no consideration will be payable in respect of Notes so withdrawn.  In addition, delivery of Notes may be validly withdrawn if the Purchase Offer is terminated by the Company without any Notes being purchased.  If the Purchase Offer is terminated without any Notes being purchased thereunder, the Notes delivered pursuant thereto will be promptly returned to the applicable Holders, whether or not such Holders have withdrawn such Notes.

For a withdrawal of Notes to be effective, the notice of withdrawal must be timely received by the Depositary, at the applicable address set forth below, by telegram, telex, facsimile transmission or letter.  The withdrawal notice must:

•
specify the DTC Voluntary Offer Instruction (V.O.I.) Number, the name of the participant for whose account such Notes were delivered and such participant’s account number at DTC to be credited with the withdrawn Notes;

•
contain a description of Notes (i) delivered for purchase (including the principal amount delivered) and (ii) to be withdrawn (including the principal amount to be withdrawn) and a statement that such Holder is withdrawing his election to have such Notes purchased; and

•
be submitted through the DTC ATOP system by such participant in the same manner as the participant’s name is listed on the applicable Agent’s Message, or be accompanied by evidence satisfactory to the Company that the person withdrawing the delivery has succeeded to the beneficial ownership of such Notes.

Withdrawal of delivery of Notes may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly delivered for purposes of the Purchase Offer.  Properly withdrawn Notes may, however, be re-delivered by again following the procedures described in “Procedures for Accepting Purchase Offer” above at any time prior to the Expiration Time.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any notice of withdrawal pursuant to any of the procedures described above shall be determined by the Company, in its sole discretion (which determination shall be final and binding).  The Company reserves the absolute right to reject any notice of withdrawal determined by it not to be delivered in proper form or the acceptance of which would, in the Company’s opinion, be unlawful.  The Company also reserves the absolute right, in its sole discretion, to waive any defect or irregularity as to any delivery of any notice of withdrawal of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders.  None of the Company, the Depositary, the Trustee, or any other person shall be under any duty to give notification to any Holder of any defects or irregularities with respect to any notice of withdrawal or shall incur any liability for failure to give any such notification.

CONDITIONS TO THE PURCHASE OFFER

A delivery of Notes pursuant to any of the procedures described above will constitute a binding agreement between the delivering Holder and the Company upon the terms and conditions of this Purchase Offer, including but not limited to, the conditions set forth below.

Representations and Warranties of Holder

Full Power and Authority to Deliver.  Delivery of Notes pursuant to the Purchase Offer will constitute a representation and warranty by the Holder that such Holder has full power and authority to deliver, sell, assign and transfer the Notes delivered thereby and when such delivered Notes are purchased and paid for by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right and that such delivered Note will not have been transferred to the Company in violation of any contractual or other restriction on the transfer thereof.  In addition, the Holder agrees to, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes delivered thereby.

Other Conditions

Appointment of Depositary and Attorney-in-Fact. By delivering the Notes pursuant to the Purchase Offer, a Holder shall thereby irrevocably appoint the Depositary as its true and lawful agent and attorney-in-fact with respect to such Notes, with full power and revocation to (1) transfer ownership of such Notes on the account book maintained by DTC to, or upon the order of, the Company, (2) present such Notes for transfer of ownership on the books of the Notes registrar, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes.

Interpretation. All questions as to the terms and conditions of the Purchase Offer, the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of delivered Notes will be determined by the Company in its sole discretion, and its determination will be final and binding.  The Company reserves the absolute right to reject any and all Notes not properly delivered or any Notes the acceptance of which would be unlawful in the opinion of the Company’s counsel.  The Company also reserves the right to waive any defects, irregularities, or conditions of delivery as to particular Notes.

Defects or Irregularities in Connection with Delivery. Any defects or irregularities in connection with delivery of Notes pursuant to the Purchase Offer must be cured within such time as determined by the Company in its sole discretion, unless waived by the Company.  Delivery of Notes pursuant to the Purchase Offer will not be deemed to have been made until such defects or irregularities have been cured or waived.  Although the Company intends to notify Holders delivering Notes pursuant to the Purchase Offer of defects or irregularities with respect to delivery of Notes, none of the Company, the Depositary or the Trustee, or any other person, shall incur any liability for failure to give such notification.  Any Notes received by the Depositary that are not properly delivered and as to which the defects or irregularities have not been cured or waived will be returned to such delivering Holders.

Notes must be Deposited into the Depositary’s Account. Where Notes are held through DTC, payment for validly delivered Notes will be made only after timely receipt by the Depositary of confirmation from DTC that such Notes are deposited into the Depositary’s account at DTC in accordance with the ATOP procedures.  Holders should note that delivery of the Notes to DTC does not constitute delivery of the Notes to the Depositary.

These conditions are for the Company’s sole benefit and may be asserted by the Company at any time or for any reason or may be waived by the Company in whole or in part at any time in its sole discretion.  The failure by the Company to exercise any of its rights shall not be a waiver of its rights.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

To ensure compliance with Internal Revenue Service Circular 230, Holders are hereby notified that any discussion of tax matters set forth in this Purchase Offer was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding tax-related penalties under federal, state or local tax law.  Each Holder should seek advice based on its particular circumstances from an independent tax advisor.

The following is a general discussion of certain U.S. federal income tax consequences of the Purchase Offer to U.S. Holders and Non-U.S. Holders (each as defined below).  This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation which may be relevant to particular Holders in light of their individual circumstances or to certain types of Holders subject to special tax rules (e.g., financial institutions, broker-dealers, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, persons that hold Notes as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that acquire Notes in connection with employment or other performance of services, persons that have a functional currency other than the U.S. dollar, partnerships or other pass-through entities (or investors in such entities), persons subject to the alternative minimum tax, and persons who have ceased to be U.S. citizens or to be taxed as resident aliens), nor does it address state, local or foreign tax considerations or U.S. federal tax considerations other than income taxation.  This summary assumes that Holders have held their Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

A partnership for U.S. federal income tax purposes is not subject to income tax on income derived from holding a Note.  If an entity treated as a partnership for U.S. federal income tax purposes holds a Note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding the Notes, you are urged to consult your tax advisor.  As a result, this disclosure does not address the tax treatment of partnerships or persons who hold their Notes through a partnership or other pass-through entity.

This summary is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.  There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does the Company intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the Purchase Offer.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Notes that for U.S. federal income tax purposes is: (i) an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the U.S. federal income tax laws; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.  For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Notes that is an individual, corporation, estate or trust and is not a U.S. Holder.

Consequences to Participating U.S. Holders

Sale of a Note.  The receipt of cash by a U.S. Holder in exchange for a Note will be a taxable transaction for U.S. federal income tax purposes.  Subject to the discussion of the “market discount” rules set forth below, a U.S. Holder will generally recognize gain or loss in an amount equal to the difference between (i) the Purchase Price received in exchange for each such Note (less an amount attributable to any accrued but unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes), and (ii) the U.S. Holder’s adjusted tax basis in the surrendered Note.  Generally, a U.S. Holder’s adjusted tax basis for a Note will equal the amount paid for the Note, increased by any original issue discount previously included in such U.S. Holder’s income and, if the election described below has been made, by any market discount previously included in the U.S. Holder’s income, and decreased (but not below zero) by any amortized premium in respect of the Note which has been previously taken into account.  Except to the extent that gain is characterized as ordinary income pursuant to the market discount rules discussed below, such gain or loss generally will be capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder held the Note for more than one year at the time of such sale.  Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains.  The deductibility of capital losses is subject to certain limitations.

Market Discount.  A Note has “market discount” if its stated principal amount exceeds its tax basis in the hands of a U.S. Holder immediately after its acquisition, unless a statutorily defined de minimis exception applies.  Gain recognized by a U.S. Holder with respect to a Note acquired with market discount will generally be subject to tax as ordinary income to the extent of the market discount accrued during the period the Note was held by such U.S. Holder.  This rule will not apply to a U.S. Holder who previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Information Reporting and Backup Withholding for U.S. Holders

Under federal income tax laws, a U.S. Holder whose Notes are surrendered and accepted for payment is subject to certain information reporting requirements and, specifically, is required to provide such Holder’s correct Taxpayer Identification Number (“TIN”) on a Form W-9 (or an acceptable substitute) or otherwise establish a basis for exemption from backup withholding.  If such U.S. Holder is an individual, the TIN is generally his or her social security number.  If a complete and accurate Form W-9 (or an acceptable substitute) or a correct TIN are not provided, payments of the Purchase Price payable to such U.S. Holder with respect to the Notes validly surrendered pursuant to the Purchase Offer, may be subject to backup withholding (currently at a rate of 28%).

Certain U.S. Holders (including, among others, corporations, financial institutions, and organizations exempt from tax under Section 501(a) of the Code) are not subject to these backup withholding and reporting requirements.  Exempt U.S. Holders should indicate their “exempt” status on the Form W-9 (or an acceptable substitute).

U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.  Any amount paid as backup withholding would be creditable against the U.S. Holder’s U.S. federal income tax liability, provided that the requisite information is properly and timely provided to the IRS.

Consequences to Non-Participating U.S. Holders

A U.S. Holder that does not surrender its Notes pursuant to the Purchase Offer will not be treated as having sold or otherwise disposed of its Notes for U.S. federal income tax purposes, and will not realize any gain or loss for U.S. federal income tax purposes.

Consequences to Participating Non-U.S. Holders

Sale of the Note.  Subject to the discussion relating to interest below, a Non-U.S. Holder that receives cash on the sale of Notes pursuant to the Purchase Offer generally will not be subject to U.S. federal income or withholding tax on any gain recognized, unless either (1) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States, in which case such gain will be taxed as discussed below; or (2) such Non-U.S. Holder is an individual that is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder generally will be subject to a 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses.

Interest.  Amounts received pursuant to the Purchase Offer, if any, attributable to accrued but unpaid interest on a Note held by a Non-U.S. Holder generally will not be subject to U.S. federal income tax or a 30% withholding tax, provided that the Non-U.S. Holder (a) does not actually or constructively own 10 percent or more of the combined voting power of all classes of the Company stock entitled to vote, (b) is not a controlled foreign corporation with respect to which the Company is a related person within the meaning of the Code, (c) does not conduct a trade or business in the United States to which such interest is effectively connected, and (d) has provided a validly completed IRS Form W-8BEN establishing that it is a Non-U.S. Holder (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder).

Unless an applicable income tax treaty provides otherwise, gain, interest or other income on the Notes that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States will be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. persons generally (and with respect to a corporate Non-U.S. Holder, a branch profits tax may apply equal to 30% of such Holder’s effectively connected earnings and profits attributable to such gain, interest or other income).  Non-U.S. Holders should consult their own tax advisors regarding any applicable income tax treaties, which may provide for exemption from or reduction of income or branch profits taxes or other rules different from those described above.

Information Reporting and Backup Withholding for Non-U.S. Holders

A Non-U.S. Holder whose Notes are surrendered and accepted for payment may be subject to certain information reporting and backup withholding (currently at a rate of 28%) with respect to the receipt of cash in exchange for a Note unless the Non-U.S. Holder certifies its exempt status by providing a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY or an appropriate substitute form.  Non-U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding.

If backup withholding applies, an amount will be withheld on any payments made to the Holder at the applicable backup withholding rate in effect at the time of the payment.  Backup withholding is not an additional U.S. federal income tax.  Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Holder’s U.S. federal income tax liability, provided that the requisite information is properly and timely furnished to the IRS.

Consequences to Non-Participating Non-U.S. Holders

A Non-U.S. Holder that does not surrender its Notes pursuant to the Purchase Offer will not be treated as having sold or otherwise disposed of its Notes for U.S. federal income tax purposes, and will not realize any gain or loss for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY.  ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE SURRENDER OF NOTES PURSUANT TO THE PURCHASE OFFER.

MISCELLANEOUS

The Company is not aware of any jurisdiction where the making of the Purchase Offer is not in compliance with the laws of such jurisdiction.  If the Company becomes aware of any jurisdiction where the making of the Purchase Offer would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or may seek to have such laws declared inapplicable to the Purchase Offer.  If, after such good faith effort, the Company cannot comply with any such applicable laws, the Purchase Offer will not be made to the Holders of the Notes residing or having a principal place of business in each such jurisdiction.

The Depositary is:

HSBC Bank USA, National Association

Attention: Paulette Shaw

Corporate Trust Operations - 2 Hanson Place - 14th Floor

Brooklyn, NY 11217

Telephone: 718-488-4475

Facsimile: 718-488-4488

Exhibit A

OPTION OF HOLDER TO ELECT PURCHASE
(Section 1016)

If you want to elect to have this Note purchased by the Company pursuant to Section 1016 of the Indenture, check the appropriate box:

Yes [     ]

No  [     ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1016 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated: __________________  By:  ____________________________________
NOTICE: The signature on this  assignment must correspond with the name as it appears upon the  face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee: ___________________

(Signature must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).